UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
May 23, 2022
Date of Report (Date of earliest event reported)

NORTHWEST NATURAL HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Commission file number 1-38681

Oregon	82-4710680
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
250 S.W. Taylor Street, Portland, Oregon 97204
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (503) 226-4211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol	Name of each exchange on which registered
Northwest Natural Holding Company	Common Stock	NWN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of Northwest Natural Holding Company (Company) was held on May 23, 2022. At the meeting, shareholders voted on the following items:

Proposal 1: The following Class II nominees were elected to serve on the Board of Directors until the 2025 Annual Meeting, or until their successors have been duly qualified and elected:

NOMINEE	FOR	WITHHELD	BROKER NON-VOTES
Class II, Term to 2025
Sandra McDonough	25,412,971	246,922	4,086,566
Jane L. Peverett	24,478,861	1,181,032	4,086,566
Kenneth Thrasher	23,368,667	2,291,226	4,086,566
Charles A. Wilhoite	25,021,716	638,177	4,086,566

Proposal 2: The amendment to the Company’s Employee Stock Purchase Program to modify the eligibility requirements to participate and to increase the number of shares reserved for issuance was approved.

FOR 25,256,663	AGAINST 269,190	ABSTAIN 134,040	BROKER NON-VOTES 4,086,566

Proposal 3: The non-binding advisory vote on compensation of the Named Executive Officers was approved.

FOR 24,555,068	AGAINST 924,110	ABSTAIN 180,715	BROKER NON-VOTES 4,086,566

Proposal 4: The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2022 was ratified.

FOR 28,782,018	AGAINST 885,245	ABSTAIN 79,196	BROKER NON-VOTES N/A

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST NATURAL HOLDING COMPANY
(Registrant)

Dated: May 26, 2022	/s/ Shawn M. Filippi
Vice President, Chief Compliance Officer &
Corporate Secretary